SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association       94-1347393
(Jurisdiction of incorporation or       (I.R.S. Employer
organization if not a U.S. national       Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota        57104
(Address of principal executive offices)      (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

BERRY PLASTICS HOLDING CORPORATION1
(Exact name of obligor as specified in its charter)

Delaware                                     35-1814673
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices)
                          _____________________________
8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014
Second Priority Senior Secured Floating Rate Notes due 2014
(Title of the indenture securities)

1 See Table 1 - List of additional obligors

Table 1

	Guarantor	State of Incorporation	Federal EIN
1.	Berry Plastics Corporation	Delaware	35-1813708
2.	Aerocon, Inc.	Delaware	35-1948748
3.	Berry Iowa Corporation	Delaware	42-1382173
4.	Berry Plastics Design Corporation	Delaware	62-1689708
5.	Berry Plastics Technical Services, Inc.	Delaware	57-1028638
6.	Berry Sterling Corporation	Delaware	54-1749681
7.	CPI Holding Corporation	Delaware	34-1820303
8.	Knight Plastics, Inc.	Delaware	35-2056610
9.	Packerware Corporation	Delaware	48-0759852
10.	Pescor, Inc.	Delaware	74-3002028
11.	Poly-Seal Corporation	Delaware	52-0892112
12.	Venture Packaging, Inc.	Delaware	51-0368479
13.	Venture Packaging Midwest, Inc.	Delaware	34-1809003
14.	Berry Plastics Acquisition Corporation III	Delaware	37-1445502
15.	Berry Plastics Acquisition Corporation V	Delaware	36-4509933
16.	Berry Plastics Acquisition Corporation VII	Delaware	30-0120989
17.	Berry Plastics Acquisition Corporation VIII	Delaware	32-0036809
18.	Berry Plastics Acquisition Corporation IX	Delaware	35-2184302
19.	Berry Plastics Acquisition Corporation X	Delaware	35-2184301
20.	Berry Plastics Acquisition Corporation XI	Delaware	35-2184300
21.	Berry Plastics Acquisition Corporation XII	Delaware	35-2184299
22.	Berry Plastics Acquisition Corporation XIII	Delaware	35-2184298
23.	Berry Plastics Acquisition Corporation XV, LLC	Delaware	35-2184293
24.	Kerr Group, Inc.	Delaware	95-0898810
25.	Saffron Acquisition Corporation	Delaware	94-3293114
26.	Setco, LLC	Delaware	56-2374074
27.	Sun Coast Industries, Inc.	Delaware	59-1952968
28.	Tubed Products, LLC	Delaware	56-2374082
29.	Cardinal Packaging, Inc.	Ohio	34-1396561
30.	Landis Plastics, Inc.	Illinois	36-2471333

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in    effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate  Existence and Fiduciary Powers for Wells Fargo Bank, National  Association, dated February 4, 2004.**

Exhibit 3. See Exhibit 2

Exhibit 4. Copy of By-laws of the trustee as now in effect.***

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 27th day of October 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

October 27, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

 Dollar Amounts
                                               In Millions
______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin           $ 13,979
Interest-bearing balances                                                                       1,191
Securities:
Held-to-maturity securities                                                       0
Available-for-sale securities                                                                        66,952
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices                                                                                                                                3,086
Securities purchased under agreements to resell                                                                                                               1,172
Loans and lease financing receivables:
Loans and leases held for sale                                                                                                                                            37,950
Loans and leases, net of unearned income                           238,918
LESS: Allowance for loan and lease losses                                                                                  2,248
Loans and leases, net of unearned income and allowance                                                                                           236,670
Trading Assets                                                                                                                                                                                        5,267
Premises and fixed assets (including capitalized leases)                                                                                                                   3,910
Other real estate owned                                                                                                                                                                             443
Investments in unconsolidated subsidiaries and associated companies                                                                                          346
Intangible assets
Goodwill                                                                                                            8,800
Other intangible assets                                                                                         16,333
Other assets                                                                                                                                            19,760
     ___________
Total assets                                                         $415,859
                                                                      ___________
                                                                      ___________

LIABILITIES
Deposits:
In domestic offices                                                                                                                                                            $298,672
Noninterest-bearing                                                                                                     80,549
Interest-bearing                              218,123
In foreign offices, Edge and Agreement subsidiaries, and IBFs                               30,514
Noninterest-bearing                                                                                                            4
Interest-bearing                                                                                                           30,510
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices                                                                                                                   3,648
Securities sold under agreements to repurchase                                                                                                             6,066

 Dollar Amounts
                                          In Millions
                                        _______________

Trading liabilities                                      4,376
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)                       4,184
Subordinated notes and debentures                               9,596
Other liabilities                                         21,394
                                         _______
Total liabilities                                                  $378,450

Minority interest in consolidated subsidiaries                                                                                    56

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                                                               0
Common stock                                                                520
Surplus (exclude all surplus related to preferred stock)                                                                       24,711
Retained earnings                                                                      12,231
Accumulated other comprehensive income                                                              -109
Other equity capital components                                                                                                     0
                                         ________
Total equity capital                                            37,353
                                         ________
Total liabilities, minority interest, and equity capital                                                                                                              $415,859
                                                            ________
                                    ________

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf    Directors
Avid Modjtabai